Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Entech Solar, Inc. and Subsidiaries:

We consent to the incorporation by reference to this Registration Statement of Entech Solar, Inc. on Form S-8, of our report dated March 31, 2010, relating to the consolidated financial statements (which report expresses an unqualified opinion and included an explanatory paragraph relating to Entech Solar Inc.’s ability to continue as a going concern) as of December 31, 2009 and 2008 and for the two years ended December 31, 2009.

/s/ Amper, Politziner, & Mattia, LLP

Edison, New Jersey

August 5, 2010